AEGION
Stronger. Safer. Infrastructure.

April 29, 2020
St. Louis, Missouri

AEGION CORPORATION REPORTS 2020 FIRST QUARTER FINANCIAL RESULTS

Q1'20 results exceeded expectations; Management providing near-term financial targets for Q2'20

- Q1'20 loss per diluted share was $0.05 compared to a loss per diluted share of $0.13 in Q1'19. Q1'20 adjusted (non-GAAP)[1] earnings per diluted share were $0.06, in line with results achieved in Q1'19.
- Revenues for the quarter increased 4% to $287 million. Excluding exited or to-be-exited operations, revenues on a same-store basis improved 9%, driven by increases across all operating segments.
- Contract backlog as of March 31, 2020 was $648 million. Excluding exited or to-be-exited businesses, backlog increased 3% compared to prior-year levels, driven by a 10% increase in new orders in Q1'20 compared to Q1'19.
- Ending cash as of March 31, 2020 was $74 million. The Company successfully completed a credit facility amendment that provides expanded covenant flexibility and increases expected borrowing capacity over the next 12 months by more than $100 million.
- The Company currently expects Q2'20 adjusted EPS to be in the range of $0.20 to $0.30 and will look to reinstate full-year financial guidance when there is improved visibility into expected results.

[1]Adjusted (non-GAAP) results exclude certain charges related to the Company's restructuring activities, acquisition and divestiture-related activities, project warranty accruals and impacts from the Tax Cuts and Jobs Act. Reconciliation of adjusted results begins on page 8.

Q1'20 HIGHLIGHTS

- Infrastructure Solutions and Energy Services delivered strong year-over-year improvement in both adjusted operating income and adjusted operating margins, successfully overcoming March COVID-19 impacts.
- Consolidated adjusted gross profit and adjusted operating income declines were the result of larger than expected losses from Corrosion Protection, which were exacerbated by short-term COVID-19-related project delays, primarily impacting the Coating Services business.
- Adjusted operating expenses declined 3% from the prior year due to continued focus on cost containment. Management announced multiple cash savings initiatives in March, including salary reductions, employee furloughs, a freeze on discretionary spend and capital expenditures and suspension of the Company's open market share repurchase program.

"The health and safety of our employees, customers and communities are Aegion's highest priorities. Our 'essential service' designation underpins the need for our services to maintain critical infrastructure integrity for the sake of public health and environmental compliance – even during challenging times. Aegion is successfully managing the impacts of COVID-19 and the oil market collapse, although Q2 results will be impacted and visibility into the second half of the year remains uncertain.

Our efforts to reshape the business over the last several years have positioned us well to withstand market uncertainty. While the severity and duration of this crisis remain unknown, we are focused on what is in our control, including our commitment to safety, being nimble with crew loading and scheduling, swift implementation of cash savings initiatives and expanding our liquidity to provide a cushion against further risk. We are focused and resilient and will successfully navigate this crisis."

Charles R. Gordon, President and Chief Executive Officer



Revenues
$276.9
$287.4
3.8%
Q1'19
Q1'20
Gross Profit
$48.3
$49.9
3.3%
$52.8
$50.2
(4.9%)
Operating Income (Loss)
$(0.8)
$1.4
$6.5
$5.2
(19.4%)
Gross Margin
17.4%
17.4%
19.1%
17.5%
Operating Margin
-0.3%
0.5%
2.3%
1.8%
$ in USD millions
– GAAP results
– Adjusted (non-GAAP)1 results

INFRASTRUCTURE SOLUTIONS DELIVERED SIGNIFICANT YEAR-OVER-YEAR PROFITABILITY IMPROVEMENT



Revenues
$131.5
$130.2
(1.0%)
Q1'19
Q1'20
Gross Profit
$26.6
$31.4
18.0%
$31.0
$31.4
1.3%
Q1'19
Q1'20
Q1'19
Q1'20
Operating Income
$5.7
$13.6
137.2%
$12.3
$14.2
15.3%
Q1'19
Q1'20
Q1'19
Q1'20
Gross Margin
20.2%
24.1%
23.6%
24.1%
Q1'19
Q1'20
Q1'19
Q1'20
Operating Margin
4.3%
10.4%
9.3%
10.9%
Q1'19
Q1'20
Q1'19
Q1'20
$ in USD millions
– GAAP results
– Adjusted (non-GAAP)1 results

Q1'20 Highlights

- Revenues of $130 million increased 8% from the prior year, excluding exited or to-be-exited businesses, driven by the Insituform North America business, which benefited from strong productivity and favorable project mix.
- Adjusted operating income increased 15% and adjusted operating margins improved 160 basis points, led by gross margin improvements in Insituform North America and the exit of underperforming international operations.
- New orders in the quarter, excluding exited or to-be-exited businesses, increased 19% from the prior year, driven by strength in the Insituform North America business.

Infrastructure Solutions delivered Q1'20 results that exceeded both the prior year and management expectations, driven by exceptional performance from the Insituform North America business. Our ability to navigate COVID-19 disruptions and redeploy crews with minimal impact to results is a testament to the benefit of our scale and unmatched market reach in North America.

Looking forward, we are well positioned with five months in backlog for the Insituform North America business. While we continue to see strength at the bid table, we are monitoring municipal order trends closely to assess any short-term disruptions related to COVID-19.

Q2'20 Outlook

Q2'20 Infrastructure Solutions revenues are expected to decline 15 to 20% from Q2'19. Excluding the impact of exited or to-be-exited operations, revenues are projected to decline 5 to 10%. Adjusted operating income is expected to decline by 15 to 20%, with a strong focus on fixed cost reductions to preserve margins.

- Contract backlog, excluding the impact of exited or to-be-exited businesses, increased 4%, driven by a 7% increase from Insituform North America. This solid backlog position, combined with a favorable mix of projects, is expected to result in a more muted year-over-year impact in Q2'20 for the Insituform business. The smaller Fyfe, Underground Solutions and international businesses are expected to see a larger unfavorable impact in the quarter though all are projected to generate positive earnings contributions.
- Management delayed the sale process of the Northern Ireland contracting business due to current market conditions. Earnings contributions from the business were positive in Q1'20 and are expected to be immaterial for the year.

Infrastructure Solutions Contract Backlog



$305.2
(2.6%)
$297.3
$282.7
$294.5
4.2%
– Exited or to-be-exited businesses
– Remaining
3/31/19
3/31/20

$ in USD millions

CORROSION PROTECTION RESULTS IMPACTED BY SEASONAL WEAKNESS AND PROJECT DELAYS


Revenues
$64.5
$66.1
2.4%
Q1'19
Q1'20
Gross Profit
$12.9
$8.9
(30.7%)
$13.0
$9.2
(28.9%)
Q1'19
Q1'20
Q1'19
Q1'20
Operating Loss
$(1.8)
$(6.4)
$(1.5)
$(4.7)
Q1'19
Q1'20
Q1'19
Q1'20
Gross Margin
20.0%
13.5%
20.1%
14.0%
Q1'19
Q1'20
Q1'19
Q1'20
Operating Margin
-2.7%
-9.8%
-2.3%
-7.1%
Q1'19
Q1'20
Q1'19
Q1'20
$ in USD millions
– GAAP results
– Adjusted (non-GAAP)[1] results

Q1'20 Highlights

- Revenues for the quarter increased 6% from the prior year, excluding exited or to-be-exited operations, driven by higher volumes for United Pipeline Systems in the U.S. and Middle East that more than offset declines at Coating Services and Corrpro.
- Adjusted gross profit declined 29% from the prior year. Q1'19 benefitted from high-margin Coating Services project contributions. Coating Services results declined in Q1'20 due to international project delays, partly attributed to COVID-19 impacts, which resulted in a loss for the business for the quarter. Segment gross margins and operating margins also declined sharply due to this unfavorable mix shift in earnings.
- Corrpro North America generated losses in the quarter due to expected seasonal weakness, project close-outs associated with exit of several construction businesses and a deterioration in Canadian market demand.

Q2'20 Outlook

Q2'20 revenues are expected to decline 15 to 20% from the prior year. Excluding the impact of exited or to-be-exited international operations, revenues are projected to decline 10 to 15%, primarily driven by reduced Corrpro volumes. Despite the lower revenue, adjusted operating income is expected to be flat to slightly improved due to operating cost reductions and expected benefits resulting from Corrpro restructuring actions.

- Contract backlog at March 31, 2020, excluding the impact of exited or to-be-exited businesses, increased 10%, primarily driven by a $6 million offshore coating project in the Middle East, which is expected to begin work in Q3'20. Backlog for the United and Corrpro businesses remained on par with the prior year.

Corrosion Protection results in the quarter were disappointing, though much of the lost contribution related to delayed international coating projects is expected to be recovered starting in Q2'20.

In addition to the pandemic, the full extent of impacts related to the decline in global oil pricing remains uncertain. In the Middle East, despite temporary project delays, we've seen continued strength in order intake and the sales funnel. In North America, the outlook is less favorable, though required corrosion monitoring compliance for pipeline operators will provide a demand backstop for Corrpro. We recently furloughed approximately 160 employees across North America to match crew loading to expected demand, and we are closely evaluating each business to determine whether additional structural changes are needed as a result of evolving oil demand fundamentals.


Corrosion Protection
Contract Backlog
$130.7
3.7%
$135.6
$122.7
$135.0
10.0%
3/31/19
3/31/20
$ in USD millions
– Exited or to-be-exited businesses
– Remaining

ENERGY SERVICES DELIVERED STRONG IMPROVEMENTS IN BOTH TOP- AND BOTTOM-LINE CONTRIBUTIONS



Revenues
$80.9
$91.1
12.6%
Q1'19
Q1'20
Gross Profit
$8.8
$9.6
8.6%
Q1'19
Q1'20
$8.8
$9.6
8.6%
Q1'19
Q1'20
Operating Income
$1.1
$2.2
95.2%
Q1'19
Q1'20
$1.1
$2.3
97.7%
Q1'19
Q1'20
Gross Margin
10.9%
10.5%
Q1'19
Q1'20
10.9%
10.5%
Q1'19
Q1'20
Operating Margin
1.4%
2.4%
Q1'19
Q1'20
1.4%
2.5%
Q1'19
Q1'20
$ in USD millions
– GAAP results
– Adjusted (non-GAAP)1 results

Q1'20 Highlights

- Revenues increased 13% year over year to $91 million, due to a more than doubling of turnaround volumes that overcame reduced March activities as a result of COVID-19 disruptions.
- Strong top-line performance drove a 9% increase in gross profit and, combined with a 5% decline in adjusted operating expenses, resulted in a doubling of adjusted operating income and a 110 basis point improvement in adjusted operating margins.
- 'Stay at home' orders on the West Coast, and the resulting decline in demand for fuel, drove reduced March activity for maintenance hours and the deferral of several construction and turnaround projects that were slated to begin late in the quarter and extend through Q2'20.

Q2'20 Outlook

Q2'20 revenues are expected to decline 40 to 50% compared to the prior year, as a result of reduced demand for maintenance manhours and the deferral of construction and turnaround activities until later in the year. Adjusted operating income is expected to be break-even, despite the significant revenue reduction, due to cost saving actions.

- Contract backlog at March 31, 2020 declined slightly from the prior year to $215 million, driven by the expected reduction in maintenance activities over the next quarter.
- Management continues to successfully pursue several new opportunities in the Rocky Mountain region as part of its expansion outside of the West Coast.

Most fuel production on the West Coast is captive to California demand so reduced auto and air travel has resulted in a sharp decline in refinery utilization and maintenance.

Management reacted swiftly to reduced customer demand, implementing furloughs of approximately 550 employees and significant cost reduction actions. Where possible, teams have adapted well to changing customer needs, providing new service offerings in light of evolving safety protocols.

Despite the significant impact in Q2'20, we expect the business will quickly recover as activity resumes. Long-term demand fundamentals for the business remain intact, due to limited upstream exposure and the sustained need for refinery maintenance and upgrades.

Energy Services Contract Backlog



$218.4
$215.2
(1.5%)
3/31/19
3/31/20

$ in USD millions

Represents expected unrecognized revenues to be realized under long-term Master Service Agreements and other signed contracts, limited to the next 12 months of expected revenues.

RESTRUCTURING AND DIVESTITURE UPDATE

During 2019, management substantially completed a multi-year restructuring effort focused on a series of strategic actions intended to generate more predictable and sustainable long-term earnings growth, which included, among other things, actions to reduce upstream oil & gas exposure, the exit or divestiture of multiple smaller international businesses, the restructuring of unprofitable businesses in North America and other efforts to right-size underperforming businesses and reduce corporate and other operating costs.

Limited activities related to this restructuring program are expected to continue in 2020. Remaining divestiture activity includes the sale of the Northern Ireland contracting business, which was put on hold during the first quarter due to current market conditions. Minor final dissolution activities remain in South America and South Africa, all of which are expected to be completed in the first half of 2020. Additionally, the exit of Corrpro activities in the Middle East is substantially complete, though we expect wind-down activities will extend through year end related to a small number of projects remaining in backlog that were delayed due to COVID-19 impacts.

During the first quarter, total pre-tax restructuring charges were $3.6 million, of which $3.2 million were cash charges primarily related to the downsizing of the Corrpro North America business. In addition, we also incurred expenses of $0.9 million and recorded a $0.4 million gain on disposal related to the divestitures of our CIPP operations in Australia and Spain. We are substantially complete with these restructuring and divestiture activities and expect future cash charges related to this program to be immaterial. It is possible for additional non-cash charges associated with, among other things, final currency translation adjustments as well as net losses as part of the sale, closure and/or liquidation of international entities.

We will continue to evaluate impacts to the business as a result of the COVID-19 pandemic and oil market declines to determine whether additional structural changes are required as a result of evolving long-term demand fundamentals, which could result in additional cash and non-cash restructuring charges.

CREDIT FACILITY AMENDMENT UPDATE

Effective today, Aegion successfully amended its senior secured credit facility. Key components of the amendment include:

- The credit facility now consists of a $175 million revolving line of credit and a $245 million term loan facility, each with a maturity date in February 2023, which remained unchanged.
- The amended facility now includes more flexible financial covenants, which, based on current projections, provide Aegion with additional expected borrowing capacity over the next twelve months of more than $100 million. Revised financial covenants include: 1) a consolidated financial leverage ratio not to exceed 4.00 to 1.00 at June 30, 2020, 4.75 to 1.00 at September 30, 2020, 4.50 to 1.00 at December 31, 2020, 4.00 to 1.00 at March 31, 2021, 3.50 to 1.00 at June 30, 2021, and not more than 3.00 to 1.00 beginning with the quarter ending September 30, 2021; and 2) a consolidated fixed charge coverage ratio of not less than 1.10 to 1.00 at June 30, 2020 and will increase to 1.15 to 1.00 at March 31, 2021 and 1.25 to 1.00 beginning with the quarter ending June 30, 2021.
- Under the amended credit facility, interest is charged at the British Bankers Association LIBOR rate plus an applicable rate ranging from 1.75% to 3.50% depending on the Company's consolidated leverage ratio. The amended Credit Facility also provided a 75 basis point floor for the base LIBOR rate and updated the defined terms to allow for the add-back of certain restructuring and divestiture charges when calculating the Company's compliance with the financial covenants.

The Company paid approximately $2 million for arranging fees, up-front lending fees and other expenses associated with the amended credit facility.

About Aegion Corporation (NASDAQ: AEGN)
Aegion combines innovative technologies with market-leading expertise to maintain, rehabilitate and strengthen infrastructure around the world. For nearly 50 years, the Company has played a pioneering role in finding innovative solutions to rehabilitate aging infrastructure, primarily pipelines in the wastewater, water, energy, mining and refining industries. Aegion also maintains the efficient operation of refineries and other industrial facilities. Aegion is committed to Stronger. Safer. Infrastructure.® More information about Aegion can be found at www.aegion.com.

Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Aegion's forward-looking statements in this news release represent its beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to Aegion and on management's beliefs, assumptions, estimates or projections and are not guarantees of future events or results. When used in this document, the words "anticipate," "estimate," "believe," "plan," "intend, "may," "will" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the "Risk Factors" section of Aegion's Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on March 2, 2020, and in subsequently filed documents, and, in particular, the impact of the current COVID-19 virus outbreak and the evolving response thereto. In light of these risks, uncertainties and assumptions, the forward-looking events may not occur. In addition, Aegion's actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, Aegion does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by Aegion from time to time in Aegion's filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by Aegion in this news release are qualified by these cautionary statements.

Information regarding the impact of the Tax Cuts and Jobs Act consists of estimates which are forward looking and subject to change. We anticipate additional guidance, both at the federal and state level, to be forthcoming in 2020. As such, the impacts of the legislation may differ from our current estimates, interpretations and assumptions, possibly materially, and the amount of the impact on the Company may accordingly be adjusted over the course of 2020.

About Non-GAAP Financial Measures
Aegion has presented certain information in this release excluding certain items that impacted income, expense and earnings per share. The adjusted earnings per share in the quarters ended March 31, 2020 and 2019 exclude charges related to the Company's restructuring activities, acquisition and divestiture-related activities, project warranty accruals and impacts related to the Tax Cuts and Jobs Act.

Aegion management uses such non-GAAP information internally to evaluate financial performance for Aegion's operations because Aegion's management believes such non-GAAP information allows management to more accurately compare Aegion's ongoing performance across periods. As such, Aegion's management believes that providing non-GAAP financial information to Aegion's investors is useful because it allows investors to evaluate Aegion's performance using the same methodology and information used by Aegion management.

CONTACT: Aegion Corporation
David F. Morris, Executive Vice President and Chief Financial Officer
(636) 530-8000

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share amounts)

	Quarter Ended March 31, 2020	Quarter Ended March 31, 2019
Revenues	$ 287,375	$ 276,904
Cost of revenues	237,491	228,609
Gross profit	49,884	48,295
Operating expenses	46,348	47,870
Acquisition and divestiture expenses	852	113
Restructuring and related charges	1,288	1,086
Operating income (loss)	1,396	(774)
Other income (expense):		
Interest expense	(3,196)	(3,590)
Interest income	228	285
Other	425	(674)
Total other expense	(2,543)	(3,979)
Loss before taxes on income	(1,147)	(4,753)
Taxes (benefit) on loss	156	(762)
Net loss	(1,303)	(3,991)
Non-controlling interests income	(329)	(10)
Net loss attributable to Aegion Corporation	$ (1,632)	$ (4,001)
Loss per share attributable to Aegion Corporation:		
Basic	$ (0.05)	$ (0.13)
Diluted	$ (0.05)	$ (0.13)
Weighted average shares outstanding - Basic	30,716,802	31,704,923
Weighted average shares outstanding - Diluted	30,716,802	31,704,923

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except per share amounts)

For the Quarter Ended March 31, 2020

Affected Line Items:	As Reported (GAAP)	Restructuring Charges (1)	Acquisition/ Divesture Related Expenses (2)	As Adjusted (Non-GAAP)
Cost of revenues	$ 237,491	$ (323)	$ -	$ 237,168
Gross profit	49,884	323	-	50,207
Operating expenses	46,348	(1,381)	-	44,967
Acquisition and divestiture expenses	852	-	(852)	-
Restructuring and related charges	1,288	(1,288)	-	-
Operating income	1,396	2,992	852	5,240
Other income (expense):				
Other	425	631	(436)	620
Total other income (expense)	(2,543)	631	(436)	(2,348)
Income (loss) before taxes on income	(1,147)	3,623	416	2,892
Taxes (benefit) on income (loss)	156	554	48	758
Net income (loss)	(1,303)	3,069	368	2,134
Net income (loss) attributable to Aegion Corporation	(1,632)	3,069	368	1,805
Diluted earnings per share:				
Net income attributable to Aegion Corporation	$ (0.05)	$ 0.10	$ 0.01	$ 0.06

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $323 primarily related to inventory write offs; (ii) pre-tax restructuring charges for operating expenses of $1,381 primarily related to wind-down costs, fixed asset disposals and other restructuring-related charges; (iii) pre-tax restructuring and related charges of $1,288 related to employee severance, extension of benefits, employment assistance programs and contract termination costs; and (iv) pre-tax restructuring charges for other expense of $631 related to net losses on disposal of certain restructured operations and the release of cumulative currency translation adjustments.

(2) Includes the following non-GAAP adjustments: (i) pre-tax expenses of $852 incurred primarily in connection with the Company's divestitures of Australia and Spain and its planned divestiture of its held for sale operations; and (ii) net gains of $436 on the divestitures of Australia and Spain.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except per share amounts)

For the Quarter Ended March 31, 2019

Affected Line Items:	As Reported (GAAP)	Restructuring Charges (1)	Acquisition/ Divesture Related Expenses (2)	Warranty Accrual (3)	Tax Cuts and Jobs Act (4)	As Adjusted (Non-GAAP)
Cost of revenues	$ 228,609	$ (74)	$ -	$ (4,429)	$ -	$ 224,106
Gross profit	48,295	74	-	4,429	-	52,798
Operating expenses	47,870	(1,530)	-	-	(40)	46,300
Acquisition and divestiture expenses	113	-	(113)	-	-	-
Restructuring and related charges	1,086	(1,086)	-	-	-	-
Operating income (loss)	(774)	2,690	113	4,429	40	6,498
Other income (expense):						
Other	(674)	176	-	-	-	(498)
Total other (expense)	(3,979)	176	-	-	-	(3,803)
Income (loss) before taxes on income	(4,753)	2,866	113	4,429	40	2,695
Taxes (benefit) on income	(762)	268	29	1,169	11	715
Net income (loss)	(3,991)	2,598	84	3,260	29	1,980
Net income (loss) attributable to Aegion Corporation	(4,001)	2,598	84	3,260	29	1,970
Diluted earnings (loss) per share:						
Net income (loss) attributable to Aegion Corporation	$ (0.13)	$ 0.08	$ -	$ 0.11	$ -	$ 0.06

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $74 primarily related to inventory write offs; (ii) pre-tax restructuring charges for operating expenses of $1,530 primarily related to wind-down costs, reserves for potentially uncollectible receivables, fixed asset disposals and other restructuring-related charges; (iii) pre-tax restructuring and related charges of $1,086 related to employee severance, extension of benefits, employment assistance programs and contract termination costs; and (iv) pre-tax restructuring charges for other expense of $176 related to losses on disposal of certain restructured operations and the release of cumulative currency translation adjustments.

(2) Includes non-GAAP adjustments incurred in connection with the Company's divestiture of Australia and other held for sale operations.

(3) Includes non-GAAP adjustments for estimated project remediation charges related to a cured-in-place pipe project in the North American operations of Infrastructure Solutions.

(4) Includes non-GAAP adjustments related to professional fees resulting from the Tax Cuts and Jobs Act.

AEGION CORPORATION AND SUBSIDIARIES
Segment Reporting
(Unaudited) (Non-GAAP)
(in thousands)

	Quarter Ended March 31, 2020			Quarter Ended March 31, 2019		
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)
Revenues:						
Infrastructure Solutions	$ 130,244	$ -	$ 130,244	$ 131,543	$ -	$ 131,543
Corrosion Protection	66,068	-	66,068	64,498	-	64,498
Energy Services	91,063	-	91,063	80,863	-	80,863
Total Revenues	$ 287,375	$ -	$ 287,375	$ 276,904	$ -	$ 276,904
Gross Profit:						
Infrastructure Solutions	$ 31,370	$ 17	$ 31,387	$ 26,586	$ 4,404	$ 30,990
Gross Profit Margin	*24.1%*		*24.1%*	*20.2%*		*23.6%*
Corrosion Protection	8,917	306	9,223	12,873	99	12,972
Gross Profit Margin	*13.5%*		*14.0%*	*20.0%*		*20.1%*
Energy Services	9,597	-	9,597	8,836	-	8,836
Gross Profit Margin	*10.5%*		*10.5%*	*10.9%*		*10.9%*
Total Gross Profit	$ 49,884	$ 323	$ 50,207	$ 48,295	$ 4,503	$ 52,798
Gross Profit Margin	*17.4%*		*17.5%*	*17.4%*		*19.1%*
Operating Income (Loss):						
Infrastructure Solutions	$ 13,555	$ 629	$ 14,184	$ 5,715	$ 6,582	$ 12,297
Operating Margin	*10.4%*		*10.9%*	*4.3%*		*9.3%*
Corrosion Protection	(6,447)	1,774	(4,673)	(1,760)	262	(1,498)
Operating Margin	*(9.8)%*		*(7.1)%*	*(2.7)%*		*(2.3)%*
Energy Services	2,176	96	2,272	1,115	34	1,149
Operating Margin	*2.4%*		*2.5%*	*1.4%*		*1.4%*
Corporate	(7,888)	1,345	(6,543)	(5,844)	394	(5,450)
Operating Margin	*(2.7)%*		*(2.3)%*	*(2.1)%*		*(2.0)%*
Total Operating Income (Loss)	$ 1,396	$ 3,844	$ 5,240	$ (774)	$ 7,272	$ 6,498
Operating Margin	*0.5%*		*1.8%*	*(0.3)%*		*2.3%*

(1) Includes non-GAAP adjustments related to:

Infrastructure Solutions - (i) pre-tax restructuring charges associated with severance and benefit related costs, contract termination costs, wind-down costs, fixed asset disposals and other restructuring charges; and (ii) expenses incurred in connection with the divestitures of Australia and Spain.

Corrosion Protection - pre-tax restructuring charges associated with severance and benefit related costs, contract termination costs, wind-down costs, fixed asset disposals and other restructuring charges.

Energy Services - pre-tax restructuring charges associated with severance and benefit related costs and other restructuring charges.

Corporate - (i) pre-tax restructuring charges primarily associated with severance and benefit related costs and legal expenses; and (ii) divestiture expenses related to held for sale entities.

(2) Includes non-GAAP adjustments related to:

Infrastructure Solutions - (i) pre-tax restructuring charges associated with severance and benefit related costs, contract termination costs, wind-down costs, reserves for potentially uncollectible receivables, fixed asset disposals and other restructuring charges; (ii) expenses incurred in connection with the divestiture of the CIPP business in Australia; and (iii) project warranty accrual.

Corrosion Protection - (i) pre-tax restructuring charges associated with severance and benefit related costs, contract termination costs, wind-down costs, fixed asset disposals and other restructuring charges; and (ii) acquisition and divestiture expenses.

Energy Services - pre-tax restructuring charges associated with severance and benefit related costs and other restructuring charges.

Corporate - (i) pre-tax restructuring charges primarily associated with severance and benefit related costs and legal expenses; and (ii) acquisition and divestiture expenses.

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share amounts)

	March 31, 2020	December 31, 2019
Assets		
Current assets		
Cash and cash equivalents	$ 73,210	$ 64,874
Restricted cash	1,070	1,348
Receivables, net of allowances of $6,335 and $7,224, respectively	195,610	192,604
Retainage	30,400	33,103
Contract assets	55,978	51,092
Inventories	51,336	57,193
Prepaid expenses and other current assets	35,081	33,909
Assets held for sale	11,715	16,092
Total current assets	454,400	450,215
Property, plant & equipment, less accumulated depreciation	100,641	101,091
Other assets		
Goodwill	255,209	256,835
Intangible assets, less accumulated amortization	101,383	104,828
Operating lease assets	68,718	71,466
Deferred income tax assets	454	1,216
Other non-current assets	8,403	9,862
Total other assets	434,167	444,207
Total Assets	$ 989,208	$ 995,513
Liabilities and Equity		
Current liabilities		
Accounts payable	$ 58,413	$ 60,614
Accrued expenses	83,175	96,577
Contract liabilities	39,480	37,562
Current maturities of long-term debt	29,735	32,803
Liabilities held for sale	1,648	6,485
Total current liabilities	212,451	234,041
Long-term debt, less current maturities	272,010	243,629
Operating lease liabilities	54,985	56,253
Deferred income tax liabilities	10,132	11,254
Other non-current liabilities	19,401	15,243
Total liabilities	568,979	560,420
Equity		
Preferred stock, undesignated, $.10 par – shares authorized 2,000,000; none outstanding	—	—
Common stock, $.01 par – shares authorized 125,000,000; shares issued and outstanding 30,679,476 and 30,715,959, respectively	307	307
Additional paid-in capital	98,103	101,148
Retained earnings	357,366	358,998
Accumulated other comprehensive loss	(42,947)	(32,694)
Total stockholders' equity	412,829	427,759
Non-controlling interests	7,400	7,334
Total equity	420,229	435,093
Total Liabilities and Equity	$ 989,208	$ 995,513

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Quarter Ended March 31,	
	2020	2019
Cash flows from operating activities:		
Net loss	$ (1,303)	$ (3,991)
Adjustments to reconcile to net cash used in operating activities:		
Depreciation and amortization	9,105	8,655
Gain on sale of fixed assets	(32)	(308)
Equity-based compensation expense	2,000	2,007
Deferred income taxes	(866)	19
Non-cash restructuring charges	463	(151)
Gain on sale of businesses	(436)	-
(Gain) loss on foreign currency transactions	(588)	772
Other	145	63
Changes in operating assets and liabilities (net of acquisitions):		
Receivables net, retainage and contract assets	(10,013)	10,388
Inventories	4,431	(1,287)
Prepaid expenses and other assets	(1,346)	433
Accounts payable and accrued expenses	(11,922)	(18,017)
Contract liabilities	2,419	(4,307)
Other operating	(176)	(873)
Net cash used in operating activities	(8,119)	(6,597)
Cash flows from investing activities:		
Capital expenditures	(6,134)	(8,064)
Proceeds from sale of fixed assets	125	293
Patent expenditures	(86)	(69)
Sale of businesses, net of cash disposed	3,358	-
Net cash used in investing activities	(2,737)	(7,840)
Cash flows from financing activities:		
Proceeds from issuance of common stock upon stock option exercises	-	956
Repurchase of common stock	(5,045)	(14,220)
Distributions to non-controlling interests	-	(96)
Payments on notes payable, net	-	(138)
Proceeds from line of credit, net	34,000	13,000
Principal payments on long-term debt	(8,750)	(6,563)
Net cash provided by (used in) financing activities	20,205	(7,061)
Effect of exchange rate changes on cash	(1,291)	329
Net increase (decrease) in cash, cash equivalents and restricted cash for the period	8,058	(21,169)
Cash, cash equivalents and restricted cash, beginning of year	66,222	84,886
Cash, cash equivalents and restricted cash, end of period	$ 74,280	$ 63,717